Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.’s 333-74010 and
333-10691) of Tucows Inc. of our report dated March 20, 2006 relating to the statements of the Hosted Messaging Business of Critical Path, Inc, which appears in the Current Report on Form 8-K/A of Tucows Inc. dated March 21, 2006.

PricewaterhouseCoopers LLP

San Jose, California

March 21, 2006